Exhibit 99(a)
                         MAGELLAN PETROLEUM CORPORATION

                                 CARBINE-1 WELL
                                   IS DRY HOLE

         MADISON, Conn., September 17, 2001 -- Magellan Petroleum Corporation (NASDAQ: MPET; Boston & Pacific: MPC) today reported that Santos Ltd, as operator of Permit WA-283-P in the Browse Basin offshore Western Australia, released the following information:
         The Carbine-1 well in Exploration Permit WA-283-P is being plugged and abandoned having reached a total depth of 1561 meters. At completion of P&A operations the Sedco 703 will move to Exploration Permit WA-281-P where it is expected to spud the
Marabou-1 well on November 22nd.
WA-283-P Joint Venture Participants:
Santos Offshore Pty Ltd (Operator)                            27.5%
Coastal Oil & Gas Australia 283 Pty Ltd                       27.5%
Petroz NL                                                     20.0%
Magellan Petroleum (WA) Pty Ltd                               17.5%
Beach Petroleum NL                                             7.5%
                  Magellan Petroleum (WA) Pty Ltd is a wholly subsidiary of Magellan Petroleum Australia Limited in which Magellan Petroleum Corporation holds a 51% interest.
         Magellan Petroleum Corporation said that the abandonment of the well would result in a pre-tax charge to earnings in the Company's second quarter ending December 31, 2001 of approximately U.S.$725,000.
         Statements in this release that are not historical in nature are intended to be -- and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

                   Contact: James R. Joyce, at (203) 245-7664